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                                     EXHIBIT 8.1

                                   Winston & Strawn
                                 35 West Wacker Drive
                               Chicago, Illinois 60601


                                  February 14, 1997


Prime Retail, Inc.
100 East Pratt Street
Nineteenth Floor
Baltimore, Maryland 21202

         Re:  Qualification as REIT and Prospectus Federal Income Tax Disclosure

Ladies and Gentlemen:

         We have acted as special tax counsel to Prime Retail, Inc., a Maryland corporation (the "Company"), in connection with the stock offering contemplated by the Company's Registration Statement on Form S-3 (File No. 333-19505), which was initially filed with the Securities and Exchange Commission ("SEC") on January 10, 1997 (the "Registration Statement") as amended by Amendment No. 1 thereto filed with the SEC on January 30, 1997, the Prospectus dated February 14, 1997 constituting a part thereof (the "Prospectus"), and the Prospectus Supplement dated February 14, 1997 also constituting a part thereof (the "Prospectus Supplement"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Prospectus.

         You have requested our opinion concerning (i) whether the Company is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") for federal income tax purposes, (ii) whether the Company's method of operation has enabled it to meet the requirements for qualification and taxation as a REIT under the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and (iii) whether the Company's method of operation enables it to continue to meet the requirements for qualification as a REIT. In rendering this opinion, we have examined and relied upon the descriptions of the Company, the Operating Partnership, and the Property Partnerships and their respective investments, as well as proposed investments, activities, operations, and governance, as set forth in the Prospectus and Prospectus Supplement. We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Articles of Incorporation of the Company as amended on May 29, 1996 (the "Charter"), the Agreement of Limited Partnership of the Operating Partnership, each of the Property Partnerships' agreements as amended, the Registration Statement, the Prospectus, the Prospectus Supplement and such other documents, agreements, and information as

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Prime Retail, Inc.
February 14, 1997
Page 2

we have deemed necessary for purposes of rendering the opinions contained herein. For purposes of such examination, we have assumed the genuineness of all signatures on originals or copies, the legal capacity of natural persons, the authority of any individual or individuals who executed any such documents on behalf of any other person, the authenticity of all documents submitted to us as originals and the conformity to originals or certified copies of all copies submitted to us as certified or reproduction copies.

         We have also reviewed and, with your permission, are relying upon the Officer's Certificate dated on the date hereof and executed by a duly authorized officer of the Company, setting forth certain representations relating to the formation, ownership, operation, future method of operation, and compliance with the REIT and partnership provisions of the Code of the Company, the Operating Partnership, each of the Property Partnerships, Prime Retail Services, Inc. (the "Services Corporation"), Prime Retail Services Limited Partnership (the "Services Partnership"), Prime Retail Finance, Inc. ("Finance"), Prime Retail Finance II, Inc. ("Finance II"), Prime Retail Finance III, Inc. ("Finance III"), Prime Retail Finance IV, Inc. ("Finance IV") and Prime Retail Finance Limited Partnership (the "Finance Partnership"). We have further relied on and assumed the truth and correctness of (i) the Company's representations in the Agreement of Limited Partnership of the Operating Partnership and (ii) the certificates of public officials with respect to the formation of certain limited partnerships. Moreover, for the purpose of rendering our opinion, we have assumed that no partner in the Operating Partnership, the Services Partnership, the Finance Partnership, or any of the Property Partnerships will elect to be excluded from all or part of subchapter K of the Code.

         For the purposes of rendering this opinion, we have not made an independent investigation of the facts set forth in any of the aforementioned documents, including without limitation, the Prospectus, the Prospectus Supplement, and the Officer's Certificate. We have consequently relied upon your representations that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to this opinion.

         In rendering this opinion, we have assumed that the transactions contemplated by the Prospectus or the Prospectus Supplement will be consummated in accordance with the operative documents, and such documents accurately reflect the material facts of such transactions. In addition, the opinions set forth herein are based on the correctness of the following specific assumptions: (i) the Company, the Operating Partnership, the Property Partnerships, the Services Corporation, the Services Partnership, Finance, Finance II, Finance III, Finance IV and the Finance Partnership will each be operated in the manner described in the relevant partnership agreement or other organizational documents and in the Prospectus or Prospectus Supplement and in accordance with applicable laws; and (ii) each partner in the Operating Partnership, in each of the Property Partnerships, in the Services Partnership, and in the Finance Partnership has been motivated in

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Prime Retail, Inc.
February 14, 1997
Page 3

acquiring its respective partnership interest by such partner's anticipation of economic rewards apart from tax considerations.

         Our opinion is based upon the current provisions of the Code, Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions, and other applicable authorities, all as in effect on the date hereof. All of the foregoing authorities are subject to change or new interpretation, both prospectively and retroactively, and such changes or interpretation, as well as changes in the facts as they have been represented to us or assumed by us, could affect our opinion. Our opinion is rendered only as of the date hereof and we take no responsibility to update this opinion after this date. Our opinion does not foreclose the possibility of a contrary determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future.

         Based on the foregoing, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that:

         1. The Company is organized in conformity with the requirements for qualification as a REIT, and the Company's method of operation has enabled it to meet the requirements for qualification and taxation as a REIT under the Code, and its method of operation enables it to continue to meet the requirements for qualification as a REIT.

         2. The discussion in the Prospectus under the heading "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" fairly summarizes the federal income tax considerations that are likely to be material to a holder of Common Stock, Convertible Preferred Stock or Warrants.

         The Company's qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code and described in the Prospectus with regard to, among other things, the sources of gross income, the composition of assets, the level of distributions to stockholders, and the diversity of its stock ownership. Winston & Strawn undertakes no responsibility to, and will not review the Company's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations, the nature of its assets, the amount and types of its gross income, the level of its distributions to stockholders and the diversity of its stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT. In particular, we would note that, although the Company's Charter contains certain provisions which restrict the ownership and transfer of the Company's capital stock and which are intended to prevent concentration of stock ownership, such provisions do not ensure that the Company will be able to satisfy the requirement set forth in Code section 856(a)(6) that it not be "closely held" within the meaning of Code section 856(h) for any

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Prime Retail, Inc.
February 14, 1997
Page 4

given taxable year, primarily, though not exclusively, as a result of fluctuations in value among the different classes of the Company's capital stock.

         Other than as expressly stated above, we express no opinion on any issue relating to the Company, the Operating Partnership, the Services Partnership, the Services Corporation, the Finance Partnership, Finance, Finance II, Finance III, Finance IV or any of the Property
Partnerships or to any investment therein.

         This opinion is being delivered to you solely for use in connection with the Prospectus as of the date hereof. This opinion is solely for the benefit of the above-named addressee and may not be relied upon by any other person in any manner whatsoever without our prior written permission. Notwithstanding the foregoing, we hereby consent to the incorporation by reference of this opinion to the Registration Statement and to the use of our name in the Prospectus under the caption "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS." In giving this consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC.

                                  Very truly yours,

                                  /s/ Winston & Strawn